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                                                                     EXHIBIT 1.2

                         IMPAC MORTGAGE HOLDINGS, INC.

                       6,065,000 Shares of Common Stock
                          (par value $.01 per share)


                            SALES AGENCY AGREEMENT

                                                                April [  ], 1998


PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019


Ladies and Gentlemen:

     Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), confirms its agreement with PaineWebber Incorporated (the "Agent"), as follows:

     SECTION 1.  Description of Securities.  The Company proposes to issue and
                 -------------------------
sell through the Agent, as sales agent, up to 6,065,000 shares (the "Maximum Amount") of Common Stock, par value $.01 per share (the "Stock"), on the terms set forth in Section 3 hereof.

     SECTION 2.  Representations and Warranties of the Company.  The Company
                 ---------------------------------------------
represents and warrants to, and agrees with, the Agent that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations thereunder ("Rules and Regulations"). A registration statement on Form S-3 (Registration No. 333-34137) with respect to the Stock, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such
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amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. As of the close of business on [April 23, 1998], 2,105,192 shares of Stock were available for issuance pursuant to the Registration Statement, which permits their sale in the manner contemplated by this Agreement. To the extent the Company desires to sell more than 2,105,192 shares of Stock pursuant to this Agreement or to the extent the amount of Stock registered under the Registration Statement is otherwise depleted, the Company shall file a new registration statement with respect to such shares and shall cause such registration statement to become effective. After the effectiveness of said registration statement, all references to "Registration Statement" included in this Agreement shall be deemed to include such new registration statement.

     (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Filing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a

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material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Filing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to the Agent furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

     (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (d) The financial statements of the Company and its subsidiaries (defined herein to include entities consolidated with the Company for the purposes of generally accepted accounting principles), together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition and the results of operations and cash flows of the Company and its subsidiaries as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

     (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the

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ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (f) Each "significant subsidiary" (as defined in Section 1-02 of Regulation S-X and indicated below) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries (other than the outstanding common stock of Impac Funding Corporation, which is owned by Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The only significant subsidiaries (as defined in Section 1-02 of Regulation S-X) of the Company are Impac Secured Assets Corp., IMH Assets Corp., Impac Warehouse Lending Group, Inc. and IMH/ICH Dove Street, LLC.

     (g) The outstanding shares of capital stock of the Company and the Stock have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and nonassessable and conform, or when so issued will conform, to the description thereof in the Prospectus. The stockholders of the Company have no preemptive rights with respect to the Stock.

     (h) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the

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termination of this Agreement, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries considered as a whole, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material change, or any development involving a prospective material change, in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (i) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.

     (j) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

     (k) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (l) The performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or

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violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in the violation of the Company's charter or by-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties, the effect of any of which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement, or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by state securities or blue sky laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and sale by the Agent of the Stock.

     (m) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) peaceful and undisturbed possession under all material leases to which it is party as lessee, (iii) all governmental or regulatory licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except such as are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license,

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certificate, permit, authorization, approval, franchise or right and (v) not received any notice of and has no reason to believe that any governmental body or agency is considering enacting, amending or repealing any statute, law, ordinance or regulation required to be described in the Registration Statement and Prospectus that is not so described as required. All material leases to which the Company or any of its subsidiaries is a party are valid and binding and, to the Company's knowledge, no default has occurred and is continuing thereunder, and, to the knowledge of the Company, no material defaults by the landlord are existing under any such leases.

     (n) Each of the Company and its subsidiaries owns or possesses all of the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (o) The Company and its subsidiaries have not materially violated and are in compliance in all material respects with all material laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws applicable to it or its business. Neither the Company nor any of its subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company is not aware of any existing circumstances which are likely to result in material violations of any of the foregoing.

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     (p) The Company and its qualified real estate investment trust subsidiaries are organized in conformity with the requirements for qualification as, and operate in a manner that qualifies them as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder and intends to be so qualified after consummation of the transactions contemplated by this Agreement.

     (q) The Company is not, and upon the issuance and sale of the Stock as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (r) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company

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or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     SECTION 3.  Sale and Delivery of Securities.  On the basis of the
                 -------------------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, as sales agent, and the Agent agrees to sell, as sales agent for the Company, on a reasonable efforts basis, up to the Maximum Amount of Stock on the terms set forth herein.

     The Stock, up to the Maximum Amount, is to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent. The Company will designate the maximum amount of Stock to be sold by the Agent daily as reasonably agreed to by the Agent and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell all of the designated Stock up to the Maximum Amount.

     Notwithstanding the foregoing the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell Stock if such sales cannot be effected at or above the price designated by the Company in any such instruction; furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its reasonable efforts to sell, any Stock at a price lower than the minimum price therefor designated from time to time by the Company's Board of Directors and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Stock; provided, however, that such suspension or termination shall not
              --------  -------
affect or impair the parties' respective obligations with respect to the Stock sold hereunder prior to the giving of such notice.

     If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Stock, it shall

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promptly notify the other party and sales of Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Unless otherwise agreed by the Company and the Agent, the Agent shall sell the Stock only by means of ordinary brokers' transactions on the American Stock Exchange (the "AMEX"). Unless otherwise agreed to by the Company and the Agent, the Agent shall not solicit or arrange for the solicitation of customer's orders in anticipation of or in connection with such transactions, nor shall it sell short as principal shares of Stock of the Company, except in connection with customary market making activities in the Company's outstanding securities. The Agent shall not engage in any special selling efforts or selling methods relating to the Stock within the meaning of Rule 100 of Regulation M under the Exchange Act. The Agent shall calculate on a weekly basis the average daily trading volume of the Stock.

     The compensation to the Agent for sales of Stock shall be (i) 3.0% of the gross sales price of the first 2,500,000 shares of Stock that may be sold pursuant to this Agreement, (ii) 2.5% of the gross sales price of the second 2,500,000 shares that may be sold pursuant to this Agreement, and (iii) 2.25% of the gross sales price of the remaining 1,065,000 shares that may be sold pursuant to this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Stock (the "Net Proceeds").

     The Agent shall provide written confirmation to the Company following the close of trading on the AMEX each day in which Stock is sold under this Agreement setting forth the amount of Stock sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.

     Settlement for sales of Stock will occur on the third business day following the date on which such sales are made (each such day, a "Settlement Date"). On each Settlement Date, the Stock sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds for the sale of such Stock. Settlement for all Stock shall be effected by free delivery of Stock to the Agent's account at The Depository Trust Corporation in return for payments in same day funds

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delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Stock on any Settlement Date, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver proceeds on any Settlement Date for Stock delivered by the Company, the Agent will pay the Company interest based on the effective overnight Federal Funds rate.

     At each Settlement Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement, and on each Filing Date (as defined below), the Company shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with the Agent that on or prior to the second business day after the end of each calendar week during which sales of Stock were made by the Agent (each such week a "Reporting Period"), the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) (each a "Filing Date"), which prospectus supplement will set forth, with regard to such Reporting Period, the dates included within the Reporting Period, the amount of Stock sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to sales of Stock pursuant to this Agreement and (ii) deliver such number of copies of each such prospectus supplement to the AMEX as are required by such Exchange. Any obligation of the Agent to use its reasonable efforts to sell the Stock shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

     SECTION 4.  Covenants of the Company.  The Company covenants and agrees
                 ------------------------
with the Agent that:

     (a) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any

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request by the Commission for any amendment or supplement to the Registration
Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's reasonable opinion, may be necessary or advisable in connection with the distribution of the Stock by the Agent; the Company will not file any amendment or supplement to the Registration Statement or Prospectus unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing and the Agent has not reasonably objected thereto; and it will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

     (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

     (c) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the

Company will promptly notify the Agent to suspend the offering of Stock during such period and the Company will amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

     (d) The Company will use its best efforts to qualify the Stock for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

     (e) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Agent may from time to time reasonably request and will also furnish copies of the Prospectus to the AMEX in accordance with Rule 153 of the Rules and Regulations.

     (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

     (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering. The Agent will pay its own out-of-pocket costs and expenses incurred in connection with the entering into of this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses as well as the fees and disbursements of its legal counsel; provided, however, that if 100,000 shares of Stock are not sold by the Agent pursuant to the terms of this Agreement within one year of the date of this Agreement then the Company will promptly, upon the request of the Agent, reimburse the Agent for the fees and disbursements of the Agent's legal counsel incurred in connection with the entering into of this Agreement and the matters contemplated hereby.

     (h) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus.

     (i) The Company will not, directly or indirectly, offer or sell any shares of the Company's common stock, par value $.01 per share ("Common Stock") (other than the Stock offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock during the period from the date of this Agreement through the final Filing Date for the sale of Stock hereunder without (a) giving the Agent at least five business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Agent; provided, however, that no such notice
                                        --------  -------
and suspension shall be required in connection with the Company's issuance or sale of (i) shares of Common Stock pursuant to any employee or director stock option or benefits plan, stock ownership plan, dividend reinvestment plan or Stockholder Investment Program of the Company now in effect as such plans may be amended from time to time, and (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

     (j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 herein.

     (k) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of effectiveness of such amendment, or the date of filing with the Commission of such supplement or other document, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(f) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (l) Upon commencement of any sale of Stock under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of
Section 3 of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company ("Company Counsel"), or other counsel satisfactory to the Agent, dated the date of effectiveness of such amendment, or the date of filing with the Commission of such supplement or other document, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the

Prospectus as amended and supplemented to the time of delivery of such opinion.

     (m) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause KPMG Peat Marwick LLP, or other independent accountants satisfactory to the Agent, forthwith to furnish the Agent a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in
Section 5(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

     (n) The Company hereby consents to the Agent trading in the Company's Common Stock for the Agent's own account and at the same time as the Company's sales pursuant to this Agreement.

     SECTION 5.  Conditions of Agent's Obligations.  The obligations of the
                 ---------------------------------
Agent to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Settlement Date, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Commission's satisfaction.

     (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's opinion is material, or omits to state a fact that in the Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company and its subsidiaries, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries.

     (d) The Agent shall have received at every date specified in Section 4(l) hereof, opinions of Company Counsel, dated as of such date, to the effect that:

          (i) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation, has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise;

          (ii) Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X under the Act) of the Company has been duly incorporated and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus; each of the Company's significant subsidiaries is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; and all of the issued outstanding capital stock of each significant subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable, is owned by the Company, directly or indirectly, except for the Preferred Stock of Impac Funding Corporation, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

          (iii) The shares of Stock have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will be fully paid and nonassessable and conform in all material respects to the description thereof in the Prospectus under the caption "Capital Stock" and the stockholders of the Company have no preemptive rights with respect to the Stock; all corporate action required to be taken for the authorization, issuance and sale of the Stock has been validly and sufficiently taken; and the shares of Stock are the subject of an effective registration statement permitting their sale in the manner contemplated by this Agreement;

          (iv) The Registration Statement has become effective under the Act; to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to our knowledge, threatened by the Commission;

          (v) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (and at each Filing Date on or prior to the date of the opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when filed with the Commission under the Exchange Act, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (except that we express no opinion as to financial statements, schedules and other financial and statistical data contained in the Registration Statement or the Prospectus, or incorporated by reference therein);

          (vi) The description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

          (vii) This Agreement has been duly authorized, executed and delivered by the Company;

          (viii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein by the Company do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in the violation of the Company's charter or by-laws, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Stock by the Company, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws or rules of the NASD in connection with the sale and distribution of the Stock by the Agent;

          (ix) Except as may be disclosed in the Prospectus, such counsel knows of no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries, or any of their respective officers in their capacities as such, before or by any Federal or state or foreign court, commission, regulatory body, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations; and

          (x) Commencing with the Company's taxable year ended December 31, 1995, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code. The information presented in the Registration Statement under the caption "Federal Income Tax Considerations," to the extent it constitutes matters of law or legal conclusions, is accurate in all material respects.

          (xi) The Company is not, and upon the issuance and sale of the Stock and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the 1940 Act.

     In addition, such counsel shall state that such counsel has no reason to believe that either the Registration Statement, at the time it (including each Post-Effective Amendment thereto) became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendments or supplements thereto, on the date of filing thereof with the Commission and at each Filing Date on or prior to the date of the opinion, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial and statistical data included in any of the documents mentioned in this paragraph.

     (e) At the dates specified in Section 4(m) hereof, the Agent shall have received a letter from KPMG Peat Marwick LLP, independent public accountants for the Company, or other independent accountants satisfactory to the Agent, dated the date of delivery thereof, substantially in the form attached hereto as Annex I and otherwise in form and substance satisfactory to Agent.

     (f) The Agent shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the next business day following each Filing Date (each, a "Certificate Date"), to the effect that, to their knowledge:

          (i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of the Certificate Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such each such Certificate Date;

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission;

          (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

          (iv) Since the date of this Agreement, there has not been any material adverse change, on a consolidated basis, in the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise which has not been described in an amendment or supplement to the Registration Statement or Prospectus.

     In addition, on each Certificate Date the certificate shall also state that the shares of Stock to be sold on that date have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Stock on that date has been validly and sufficiently taken.

The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

     SECTION 6.  Indemnification and Contribution.
                 --------------------------------

     (a) The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Agent, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Stock under the securities laws thereof or filed with the Commission, or (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement, or (iv) the engagement of the Agent pursuant to, and the performance by the Agent of the services contemplated by, this Agreement; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Stock pursuant to this Agreement and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agent furnished in writing to the Company by the Agent expressly for inclusion in any document described in clause (a)(i) above (provided that the Company shall not liable under this clause (iv) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Agent through its gross negligence or willful misconduct). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     (b) The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information concerning the Agent furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity will be in addition to any liability that the Agent might otherwise have; provided, however, that in no case shall the Agent be liable or responsible for any amount in excess of the total commissions received by the Agent.

     (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of such commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party, for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6 (c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent from the sale of Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for the purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this
Section 6(d), the Agent shall not be required to contribute any amount in excess of the total commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent, (ii) acceptance of the Stock and payment therefore or (iii) any termination of this Agreement.

     SECTION 7.  Representations and Agreements to Survive Delivery.  All
                 --------------------------------------------------
representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Stock.

     SECTION 8.  Termination.
                 -----------

     (a) The Agent shall have the right by giving notice as hereinafter specified at any time at or prior to any Filing Date, to terminate this Agreement if (i) any material adverse change, or any development has occurred that is reasonably expected to cause material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries has occurred which, in the judgment of such Agent, materially impairs the investment quality of the Stock, (ii) the Company shall have failed, refused or been unable, at or prior to the Filing Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Agent's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Stock on the AMEX, or any setting of minimum prices for trading of the Stock on such exchange, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the sole judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

     (b) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion on the first anniversary of the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of
Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

     (c) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the first anniversary of the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

     (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(g), Section 6 and Section 7 shall remain in full force and effect.

     (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall
                                         --------
not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Stock, such sale shall settle in accordance with the provisions of the second to last paragraph of Section 3 hereof.

     SECTION 9.   Notices.  All notices or communications hereunder shall be in
                  -------
writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, telecopy no. (212) 713-4205, attention: Corporate Finance Department, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 20371 Irvine Avenue, Santa Ana Heights, California 92707, telecopy no. (714) 438-2150, attention: Richard J. Johnson. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     SECTION 10.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

     SECTION 11.  Adjustments for Stock Splits.  The parties acknowledge and
                  ----------------------------
agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount) shall be adjusted to take into account any stock split effected with respect to the Stock.

     SECTION 12.  Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

     SECTION 13.  APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                  --------------
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 14.  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

     If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

                         Very truly yours,

                         IMPAC MORTGAGE HOLDINGS, INC.


                         By:
                            ----------------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


ACCEPTED as of the date
first above written

PAINEWEBBER INCORPORATED


By:
   ----------------------------------
     Name:
          ---------------------------
     Title:
           --------------------------

                                       30